Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with each of the Reporting Persons (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Common Stock, $0.001 par value, of GulfSlope Energy, Inc., a Delaware corporation, and that this agreement may be included as an exhibit to such joint filing. The undersigned acknowledge that each shall be responsible for the timely filing of any amendments, and for the completeness and accuracy of the information concerning the undersigned or contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others.

IN WITNESS WHEREOF, the undersigned hereby execute this agreement as of March 7, 2019.

ITSHAK SHARON (TSHUVA)

/s/ Itshak Sharon (Tshuva)
By: Itshak Sharon (Tshuva)

DELEK GROUP LTD.

/s/ Leora Pratt Levin
By: Leora Pratt Levin
Its: Authorized Person

DKL INVESTMENTS LIMITED

/s/ Stephanie Marriott
By: Stephanie Marriott
Its: Director

DELEK GOM HOLDINGS, LLC

/s/ Leora Pratt Levin
By: Leora Pratt Levin
Its: Authorized Person

DELEK GOM INVESTMENTS, LLC

/s/ Leora Pratt Levin
By: Leora Pratt Levin
Its: Authorized Person